Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:	AirNet Systems, Inc.	InvestQuest, Inc.
	Ray Druseikis	Bob Lentz
	(614) 409-4996	(614) 876-1900

AirNet Systems, Inc. Announces Agreement to Be Acquired By an

Affiliate of Bayside Capital, Inc.

COLUMBUS, Ohio (March 31, 2008) AirNet Systems, Inc. (AMEX: ANS) (“AirNet”) today announced that it has entered into a definitive merger agreement to be acquired by an affiliate of Bayside Capital, Inc. (“Bayside Capital”) for $2.81 per share in cash. The price represents a premium of approximately 93.8% over the closing price of $1.45 per share on March 28, 2008. The total value of the transaction is approximately $28.7 million. In conjunction with the merger agreement, the affiliate of Bayside Capital will also be purchasing approximately 1.9 million common shares from AirNet at $2.81 a share for a total purchase price of approximately $5.4 million.

The Board of Directors of AirNet unanimously approved the merger agreement, determined that the merger is in the best interests of AirNet’s shareholders and agreed to recommend approval and adoption of the merger and the merger agreement by AirNet’s shareholders. AirNet’s Board of Directors has received an opinion from Brown, Gibbons, Lang & Company, L.P. that the consideration to be received by the shareholders of AirNet pursuant to the merger is fair from a financial point of view.

AirNet’s shareholders will vote on the proposed transaction at a special meeting that will be held on a date to be announced. Completion of the merger is subject to various customary closing conditions, including the obtaining of any required regulatory approvals. The closing of this transaction is expected to occur during the second quarter of 2008, and is not subject to any financing contingencies.

Bruce D. Parker, Chairman and Chief Executive Officer of AirNet, said, “After a thorough assessment of various strategic options, including a number of unsolicited third-party offers to acquire AirNet, the Board concluded that an agreement with Bayside Capital presented us with the best likelihood of achieving significant value for our shareholders. This transaction is also in the best interests of our customers and team members. We believe that Bayside Capital was attracted by our operating performance as a specialized cargo airline and expedited transportation solutions provider, our excellent customer relationships, our commitment to operating excellence and our strong leadership team.”

Mr. Parker went on to say that following the completion of the transaction, AirNet will continue to fly under its current air carrier operating certificate and will be led by the existing management team.

John Caple, of Bayside Capital, said, “We are excited to be acquiring AirNet and look forward to working with its employees and management to continue AirNet’s success. We feel especially fortunate to inherit such a great organization that we can build into an even better company.”

MergeGlobal, Inc. and Brown, Gibbons, Lang & Company, L.P. acted as the strategic advisors to AirNet. Vorys, Sater, Seymour and Pease LLP served as legal advisor to AirNet. McDermott Will & Emery LLP served as legal advisor to Bayside Capital.

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Additional Information And Where To Find It:

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, AirNet intends to file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). Shareholders of AirNet are urged to read the proxy statement and these other materials when they become available because they will contain important information about AirNet and the proposed transaction. Investors will be able to obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the SEC concerning AirNet at the SEC’s web site at http://www.sec.gov. Investors will also be able to obtain for free the proxy statement and other documents filed by AirNet with the SEC in connection with the merger or that will be incorporated by reference into the proxy statement, by directing a request in writing to AirNet Systems, Inc., at 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Ray L. Druseikis, Secretary, or by telephone at (614) 409-4996.

Participants in the Solicitation

AirNet and its directors and executive officers and the affiliate of Bayside Capital may be deemed, under SEC rules, to be participants in the solicitation of proxies from AirNet’s shareholders with respect to the proposed merger. Information regarding AirNet’s directors and executive officers is set forth in AirNet’s definitive Proxy Statement for the 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2007 and AirNet’s Current Reports on Form 8-K, which were filed with the SEC on June 1, 2007, August 21, 2007, September 27, 2007 (as amended on November 8, 2007) and October 9, 2007. More detailed information regarding the identity of potential participants, and their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement of AirNet and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.

About AirNet Systems, Inc.

AirNet Systems, Inc. focuses its resources on providing value-added, time-critical aviation services to a diverse set of customers in the most service-intensive, cost-effective manner possible. AirNet operates an integrated national transportation network and also provides tailored and dedicated solutions to banks and other time-critical shippers. AirNet’s aircraft are located strategically throughout the United States. To find out more, visit AirNet’s website at www.airnet.com.

About Bayside Capital

Bayside Capital, which manages a $500 million special situations fund, invests in the debt and equity of middle market companies that can benefit from operational enhancements, improved access to capital, or balance sheet realignments. With the ability to provide capital through a broad array of securities, Bayside has the experience and resources to help companies quickly resume growth initiatives and improve their strategic position. Bayside Capital is an affiliate of H.I.G. Capital, a leading private equity investment firm specializing in acquisitions and recapitalizations of middle market businesses. Based in Miami, and with offices in Atlanta, Boston, and San Francisco in the U.S., as well as affiliate offices in London, Hamburg and Paris in Europe, H.I.G. specializes in providing capital to small and medium-sized companies with attractive growth potential. Since its founding, H.I.G. has completed over 75 transactions and currently manages a portfolio of over 50 companies with combined revenues of over $5 billion. For more information, please refer to the websites at www.higcapital.com and www.bayside.com.

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Safe Harbor Statement

Except for the historical information contained in this news release, the matters discussed, including, but not limited to, information regarding future economic performance and plans and objectives of AirNet’s management, are forward-looking statements that involve risks and uncertainties. When used in this news release, the words “believe”, “will”, “expect” and similar expressions are intended to be among statements that identify forward-looking statements. Such statements involve risks and uncertainties, which could cause actual results to differ materially from any forward-looking statement. The following factors, in addition to those included in the disclosures under the heading “ITEM 1A—RISK FACTORS” of Part I of AirNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 could cause actual results to differ materially from those expressed in our forward-looking statements: the ability to obtain any required regulatory approvals of the merger on the proposed terms and schedule; the failure of AirNet’s shareholders to approve and adopt the merger and the merger agreement; the failure to satisfy the conditions to the closing of the transaction; uncertainty surrounding the merger making it more difficult to maintain relationships with AirNet’s customers and team members; potential regulatory changes by the Federal Aviation Administration (“FAA”), Department of Transportation (“DOT”) and Transportation Security Administration (“TSA”), which could increase the regulation of AirNet’s business, or the Federal Reserve, which could change the competitive environment of transporting cancelled checks; changes in the way the FAA is funded which could increase AirNet’s operating costs; changes in check processing and shipment patterns of bank customers; changes in check processing and shipment patterns of the Federal Reserve System’s Check Relay Network; the continued acceleration in the migration of AirNet’s Bank Services customers to electronic alternatives to the physical movement of cancelled checks; disruptions to the Internet or AirNet’s technology infrastructure, including those impacting AirNet’s computer systems and corporate website; the impact of prolonged weakness in the United States economy on time-critical shipment volumes; significant changes in the volume of shipments transported on AirNet’s air transportation network, customer demand for AirNet’s various services or the prices it obtains for its services; the acceptance by AirNet’s weekday Bank Services customers of AirNet’s pricing structure; pilot shortages which could result in a reduction in AirNet’s flight schedule or require subcontracting of certain routes; disruptions to operations due to adverse weather conditions, air traffic control-related constraints or aircraft accidents; potential changes in locally and federally mandated security requirements; increases in aviation fuel costs not fully offset by AirNet’s fuel surcharge program; acts of war and terrorist activities; technological advances and increases in the use of electronic funds transfers; the availability and cost of financing required for operations; other economic, competitive and domestic and foreign governmental factors affecting AirNet’s markets, prices and other facets of its operations; as well as other risks described from time to time in AirNet’s filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Please refer to the disclosures included in “ITEM 1A—RISK FACTORS” of Part I and in the section captioned “Forward-looking statements” in “ITEM 7—MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of Part II of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of AirNet Systems, Inc. (File No. 1-13025) for additional details relating to risk factors that could affect AirNet’s results and cause those results to differ materially from those expressed in the forward-looking statements.

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